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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) of Medicis Pharmaceutical Corporation and in the related Prospectus for the registration of 4,600,000 shares of its Class A common stock of our report dated August 1, 1997, with respect to the consolidated financial statements of Medicis Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.


                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

February 4, 1998